Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2013

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	NEBRASKA, USA
SIRIUS INTERNATIONAL HOLDING COMPANY, INC.	NEW YORK, USA
SIRIUS AMERICA INSURANCE COMPANY	NEW YORK, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF DELAWARE	DELWARE, USA
LONE TREE HOLDINGS LTD.	BERMUDA
MILL SHARES HOLDINGS (BERMUDA) LTD.	BERMUDA
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
ONEBEACON U.S. FINANCIAL SERVICES, INC.	DELAWARE, USA
ONEBEACON U.S. HOLDINGS, INC.	DELAWARE, USA
ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
S.I. HOLDINGS (LUXEMBOURG) S.A R.L.	LUXEMBOURG
ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA
ATLANTIC SPECIALTY INSURANCE COMPANY	NEW YORK, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
ONEBEACON INVESTMENTS (LUXEMBOURG) S.A R.L.	LUXEMBOURG
PSC HOLDINGS LTD.	BERMUDA
SIRIUS INSURANCE HOLDING SWEDEN AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAIN HOLDING (NL)B.V.	NETHERLANDS
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WHITE MOUNTAINS INTERNATIONAL S.A R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (BERMUDA) LTD.	BERMUDA
WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.	BERMUDA
SIRIUS INTERNATIONAL FINANCIAL SERVICES LTD.	BERMUDA
SIRIUS INTERNATIONAL GROUP, LTD.	BERMUDA
SIRIUS RE HOLDINGS, INC.	DELAWARE, USA
SIRIUS INTERNATIONAL HOLDINGS LTD.	BERMUDA
SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.	BERMUDA
WHITE MOUNTAINS RE UNDERWRITING SERVICES LTD	BERMUDA
WHITE ROCK HOLDINGS (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WHITE SANDS HOLDINGS (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BELVAUX (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM CALETA (GIBRALTAR) LIMITED	GIBRALTAR
WM CUMBERLAND (GIBRALTAR) LIMITED	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM LIMESTONE (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM MONTAGU (GIBRALTAR) LIMITED	GIBRALTAR
WM OLM (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
WM REULER (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM VIANDEN (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WM PHOENIX (LUXEMBOURG) S.A R.L.	LUXEMBOURG
WHITE SHOALS RE LTD.	BERMUDA
WHITE MOUNTAINS RE SIRIUS CAPITAL LTD.	UNITED KINGDOM

SIRIUS RE UNDERWRITING SERVICES AMERICA LLC	NEW YORK, USA
SIRIUS GLOBAL SERVICES LLC	DELAWARE, USA
WHITE MOUNTAINS SOLUTIONS HOLDINGS COMPANY	CONNECTICUT, USA
WHITE MOUNTAINS SOLUTIONS INC	CONNECTICUT, USA
SIRIUS INTERNATIONAL HOLDINGS (NL)B.V.	NETHERLANDS
STAR RE LTD	BERMUDA
BRIDGE HOLDINGS (BERMUDA) LTD	BERMUDA
WHITE MOUNTAINS CAPITAL, INC	DELAWARE, USA
WHITE MOUNTAINS FINANCIAL SERVICES LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
ONEBEACON SERVICES LLC	DELAWARE, USA
SYA INSURANCE HOLDINGS (NL)B.V.	NETHERLANDS
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG SERVICES LTD	BERMUDA
HG RE LTD	BERMUDA
HG (GIBRALTAR) LIMITED	GIBRALTAR
HGR (GIBRALTAR) LIMITED	GIBRALTAR
HG ROOSEVELT (LUXEMBOURG) S.A R.L	LUXEMBOURG
HGR PATTON (LUXEMBOURG) S.A R.L	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A R.L	LUXEMBOURG
TLP HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
TLP HOLDINGS (LUXEMBOURG) S.A R.L	LUXEMBOURG
OAKWOOD INSURANCE COMPANY	TENNESSEE, USA
CITATION INSURANCE COMPANY	CALIFORNIA, USA
WOODRIDGE INSURANCE COMPANY	ILLINOIS, USA
SPLIT ROCK INSURANCE, LTD.	BERMUDA
ABIAKA HOLDINGS LLC	DELAWARE, USA
SIRIUS CAPITAL MARKETS (BERMUDA) LTD.	BERMUDA
SCM HIGH-YIELD REINSURANCE RISK STRATEGIES FUND LTD.	BERMUDA
SCM MASTER FUND LTD.	BERMUDA
ALSTEAD REINSURANCE (SAC) LTD.	BERMUDA
SIRIUS CAPITAL MARKETS, LLC	DELAWARE, USA
EMPIRE INSURANCE COMPANY	NEW YORK, USA
ASHMERE INSURANCE COMPANY	ILLINOIS, USA
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.